Exhibit 99.1

Isis Pharmaceuticals’ Contacts:
Kristina Lemonidis	Amy Blackley, Ph.D.
Associate Director, Investor Relations	Manager, Corporate Communications
760-603-2490	760-603-2772

ISIS ANNOUNCES APPOINTMENT OF B. LYNNE PARSHALL

AS CHIEF OPERATING OFFICER

CARLSBAD, Calif., December 14, 2007 — Isis Pharmaceuticals, Inc. (Nasdaq: ISIS) today announced that its Board of Directors has promoted B. Lynne Parshall, J.D. to Chief Operating Officer, effective immediately. Ms. Parshall retains her position as Chief Financial Officer, and is a Director of the Company.

“This promotion is well-deserved, and appropriately reflects the scope of Lynne’s responsibilities at Isis,” commented Stanley Crooke, M.D., Ph.D., Isis’ President and CEO. “Lynne has been an integral part of Isis’ management team for many years, and has been performing COO functions now for quite some time. This promotion recognizes her outstanding contributions and the nature of her current role with the Company.”

Ms. Parshall joined Isis in November 1991, and she has served as Director since 2000, Executive Vice President since 1995, Chief Financial Officer since 1994 and Secretary since 1991. Ms. Parshall is currently responsible for overseeing the operations of finance, legal, patents, manufacturing and business development and is also very involved in the Company’s corporate communications activities. Previously, Ms. Parshall was a Partner with the firm of Cooley Godward LLP, now Cooley Godward Kronish LLP, where she represented several health care companies in a general practice specializing in corporate partnering and other technology-based transactions. Ms. Parshall received her J.D. at Stanford Law School, Stanford, California and her B.A. from Harvard University, Cambridge, Massachusetts. Ms. Parshall is on the board of CardioDynamics International Corporation and is a Trustee of The Bishop School in La Jolla. Ms. Parshall is also a member of the Licensing Executives Society and a member of the American, California, and San Diego bar associations.

ABOUT ISIS PHARMACEUTICALS, INC.

Isis is exploiting its expertise in RNA to discover and develop novel drugs for its product pipeline and for its partners. The Company has successfully commercialized the world’s first antisense drug and has 18 drugs in development. Isis’ drug development programs are focused on treating cardiovascular and metabolic diseases. Isis’ partners are developing antisense drugs invented by Isis to treat a wide variety of diseases. Ibis Biosciences, Inc., Isis’ wholly owned subsidiary, is developing and commercializing the Ibis T5000™ Biosensor System, a revolutionary system to identify infectious organisms. Isis is a joint owner of Regulus

Therapeutics LLC, a joint venture focused on the discovery, development and commercialization of microRNA therapeutics. As an innovator in RNA-based drug discovery and development, Isis is the owner or exclusive licensee of over 1,500 issued patents worldwide. Additional information about Isis is available at www.isispharm.com.

This press release includes forward-looking statements regarding Isis Pharmaceuticals and the Company’s business. Any statement describing Isis’ goals, expectations, financial or other projections, intentions or beliefs is a forward-looking statement and should be considered an at-risk statement, including those statements that are described as Isis’ goals. Such statements are subject to certain risks and uncertainties, particularly those inherent in the process of discovering, developing and commercializing drugs that are safe and effective for use as human therapeutics, and in the endeavor of building a business around such products. Isis’ forward-looking statements also involve assumptions that, if they never materialize or prove correct, could cause its results to differ materially from those expressed or implied by such forward-looking statements. Although Isis’ forward-looking statements reflect the good faith judgment of its management, these statements are based only on facts and factors currently known by Isis. As a result, you are cautioned not to rely on these forward-looking statements. These and other risks concerning Isis’ programs are described in additional detail in Isis’ annual report on Form 10-K for the year ended December 31, 2006, and its quarterly report on Form 10-Q for the quarter ended September 30, 2007, which are on file with the SEC. Copies of these and other documents are available from the Company.

In this press release, unless the context requires otherwise, “Isis,” “Company,” “we,” “our,” and “us” refers to Isis Pharmaceuticals and its subsidiaries.

Isis Pharmaceuticals is a registered trademark of Isis Pharmaceuticals, Inc. Ibis Biosciences and Ibis T5000 are trademarks of Ibis Biosciences, Inc. Regulus Therapeutics is a trademark of Regulus Therapeutics LLC.

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